Exhibit 10.18

AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT

This AMENDED AND RESTATED STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of             , 2008, is by and between Federal Trust Corporation, a Florida corporation (the “Company”), and             (a “Standby Purchaser”).

WITNESSETH:

WHEREAS, the Company previously commenced a rights offering to holders of its shares of common stock, par value $0.01 per share, (the “Common Stock”), which such rights offering has been subsequently terminated by the Company (the “Rights Offering”);

WHEREAS, the Company and the Standby Purchaser have previously executed that certain Standby Purchase Agreement, dated May             , 2008 (as in effect immediately prior to the date hereof), in connection with the Rights Offering, and wish to amend and restate such Standby Purchase Agreement in connection with the transactions contemplated by and as set forth in this Agreement;

WHEREAS, the Company proposes, pursuant to the Registration Statement (as defined herein), to commence a public stock offering on a best efforts basis at a price of $             per share of Common Stock (the “Offering Price”) for an aggregate offering amount of up to $35,000,000.00 (the “Public Offering”);

WHEREAS, the Company has agreed to sell and the Standby Purchaser has agreed to purchase [            ] shares of its Common Stock, if upon completion of the Public Offering, the Company has not sold [minimum shares] shares of its Common Stock (this offering to the Standby Purchasers, together with the Public Offering, shall be referred to herein as the “Stock Offering”)

WHEREAS, subject to the Standby Purchaser’s participation in the Stock Offering, the Company has agreed to issue warrants to the Standby Purchaser (the “Warrants”), which would entitle the Standby Purchaser to purchase one share of Common Stock at a price of $0.95 per share; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser; provided that such Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Bank” means Federal Trust Bank, a federal savings bank with its executive offices located at 312 West 1st Street, Sanford, Florida 32771.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of Florida.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. on the Closing Date at the offices of Luse Gorman Pomerenk & Schick, PC, located at 5335 Wisconsin Ave., NW, Suite 400, Washington, DC, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date that is three (3) Business Days after the Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Cure Period” shall have the meaning set forth in Section 9(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Market Adverse Effect” shall have the meaning set forth in Section 8(a)(iii) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the financial position, operations, assets, results of operations or business of the Company and its subsidiaries taken as a whole; provided that the meaning shall exclude any changes in general economic, industry, market or competitive conditions generally affecting Persons in the Company’s industry, unless any such changes shall be deemed to have a disproportionate impact on the Company.

“Offering Expiration Date” shall mean             , 2008, or such earlier date by which the Company has received orders to sell at least [min shares] shares in the Public Offering.

“Offering Price” shall have the meaning set forth in the recitals hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Public Offering” shall have the meaning set forth in the recitals hereof.

“Prospectus” shall mean the final Prospectus, including any prospectus supplement relating to the shares of Common Stock, the Warrants and the Stock Offering, that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of such registration statement, each as amended, for use in connection with the sale of shares of Common Stock in the Stock Offering.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (Commission File No. 333-            ) initially filed with the Commission on August 1, 2008, together with all exhibits thereto and any Prospectus relating to the Warrants, the shares of Common Stock and the Stock Offering, that is filed with the Commission and deemed by virtue of Rule 430B of the Securities Act to be part of such registration statement, each as amended, pursuant to which the Warrants and the shares of Common Stock have been registered pursuant to the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Standby Purchaser” shall have the meaning set forth in the preamble hereof.

“Standby Purchaser Offering” shall have the meaning set forth in the recitals hereof.

“Standby Purchasers” shall mean the Standby Purchaser and certain other parties with whom the Company has entered into Standby Purchase Agreements that are substantially similar to this Agreement, except as described herein.

“Stock Offering” shall have the meaning set forth in the recitals hereof.

“Termination Notice” shall mean a notice from the Company indicating that the Board, in the exercise of its good faith judgment, has determined to terminate or suspend indefinitely the Stock Offering contemplated hereby.

“Warrants” shall have the meaning set forth in the recitals hereof.

Section 2. Standby Purchase and Warrant Commitment.

(a) The Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Offering Price up to              shares of Common Stock in the Stock Offering. Such shares will be sold to the Standby Purchaser only to the extent other purchasers in the Stock Offering (who are not Standby Purchasers) purchase fewer than [min shares] shares of Common Stock in the Public Offering.

(b) In the event there is not a sufficient number of shares of Common Stock remaining upon completion of sales of shares to purchasers in the Public Offering (who are not Standby Purchasers) to allow the Standby Purchaser to purchase              shares of common stock, subject to the maximum number of shares of Common Stock being offered for sale in the Public Offering as set forth in the Registration Statement, the Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Offering Price and otherwise in accordance with this Agreement, that number of shares equal to              multiplied by a fraction, the numerator of which is (x) number of shares of Common Stock remaining upon completion of sales of shares to other purchasers in the Public Offering (who are not Standby Purchasers) and the denominator of which is (y) the maximum number of shares of Common Stock that could be purchased by all Standby Purchasers pursuant to agreements with the Company and such Standby Purchasers.

(c) Payment of the Offering Price for the shares of Common Stock shall be made to the Company by the Standby Purchaser, on the Closing Date, against delivery of the shares of Common Stock to the Standby Purchaser, in United States dollars by means of a certified or cashier’s check, bank draft, money order or wire transfer.

(d) If the Company does not sell [min shares] shares of Common Stock in the Public Offering, and the Standby Purchaser is required to purchase any shares of Common Stock pursuant to this Agreement, the Company hereby agrees to issue to the Standby Purchaser 5,000,000 Warrants on the Closing Date. The Warrants shall be exercisable immediately upon completion of the Stock Offering, subject to receipt of any required regulatory approvals in connection with such exercise, The Company agrees to file, and to use its best efforts to have the Commission declare effective, a registration statement with respect to the Warrants and the underlying Common Stock. Such registration statement will be filed by the Company with the Commission as soon as is reasonably practicable following the completion of the Stock Offering , but in no event later than 20 calendar days following such completion. The Warrants shall expire upon the later of (i) seven (7) years from the date of effectiveness of the registration statement filed with respect to such exercise or (ii) nine (9) years from the completion of the Stock Offering, and shall be adjusted to reflect any a stock split, stock dividend or similar recapitalization with respect to the Common Stock. The Warrants, and all other registration and other rights relating thereto hereunder, shall be fully transferable and assignable at the sole option of the Standby Purchaser upon written notification to the Company of the Standby Purchaser’s intent to cause such transfer or assignment. Standby Purchasers shall not have voting rights with respect to the Warrants except to the extent Warrants are exercised for shares of Common Stock.

(e) The Standby Purchaser and the Company acknowledge and agree that the Company has entered into, or contemplates entering into, one or more agreements with other Standby Purchasers on terms substantially similar to this Agreement, except that they may provide for the purchase of a different maximum number of shares of Common Stock to be purchased as set forth in Section 2(b), and a different number of Warrants as set forth in Section 2(d).

(f) ) If the Company does not sell [min shares] shares of Common Stock in the Public Offering, and the Standby Purchaser is required to purchase any shares of Common Stock pursuant to this Agreement, following completion of the Stock Offering, and subject to the receipt of approval or non-objection from the Office of Thrift Supervision, each of the Company and the Bank shall each increase the size of its respective board of directors by two members to a maximum of nine (9) members, and the Standby Purchaser shall have the right to select one individual for appointment to the Board of the Company and the board of directors of the Bank. In addition, the Standby Purchaser shall have the right to select one (1) other individual with the right to act as an observer at meetings of each of the Board of the Company and the board of directors of the Bank.

(g) The Board of Directors shall adopt resolutions (by at least two-thirds of the directors) determining that the Stock Offering shall not constitute a “Change in Control” under the 1999 Key Employee Stock Compensation Plan, the 1998 Directors’ Stock Option Plan and the 2005 Director Stock Plan, it being understood that such resolutions shall only have effect to the extent the adoption of such resolutions is the only action required under such plans so that the Stock Offering shall not constitute a “Change in Control” under such plans.

Section 3. Right of First Refusal. In the event that the Company issues additional shares of Common Stock (or securities convertible into shares of Common Stock) following the Closing Date, except for the issuances of Common Stock pursuant to its stock benefit plans, provided that the Standby Purchaser beneficially owns 10% or more of the outstanding Shares of Common Stock, the Standby Purchaser shall have the right to purchase directly from the Company, subject to the approval or non-objection of the Office of Thrift Supervision, if required, additional shares of Common Stock (or securities convertible into shares of Common Stock) in an amount necessary to maintain its then-current ownership percentage of the outstanding shares of Common Stock, at the same price and on the same terms as the new shares of Common Stock (or securities convertible into shares of Common Stock) are issued, subject to the approval or non-objection of the Office of Thrift Supervision, or other applicable federal and/or state banking agency, if required. The Company agrees to file, and to use its best efforts to have the Commission declare effective, a registration statement with respect to such shares of Common Stock. Such registration statement will be filed by the Company with the Commission as soon as is reasonably practicable following the completion of the related issuance, but in no event later than 20 calendar days following the completion of such issuance.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) The Registration Statement has been filed with, and declared effective by, the Commission. On the effective date, the Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Registration Statement and the Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser for use in the Registration Statement or in the Prospectus.

(d) All of the shares of Common Stock to be issued pursuant to this Agreement will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of such shares of Common Stock will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Restated Articles of Incorporation, as amended, the Company’s Bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound.

(e) The Board of Directors has specifically approved this Agreement for purposes of Section 607.0902 of the Florida Business Corporation Act.

(f) The minimum gross offering proceeds for the Stock Offering will be at least $30,000,000.00.

(g) Neither the Company nor any of its direct or indirect subsidiaries (“Subsidiaries”) is in violation of its charter, certificate of trust or by-laws or in default under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, the effect of which violation or default could reasonably be expected to have a Material Adverse Effect on the Company, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiaries pursuant to the terms of any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party which lien, charge or encumbrance could reasonably be expected to have a Material Adverse Effect on the Company, or result in a violation of the charter, certificate of trust or by-laws of the Company or any of its Subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Subsidiaries or any of their property; and, except as required by the Securities Act, the Exchange Act, and applicable state securities law, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

(h) The Company has disclosed to each Standby Purchaser the identities of the other Standby Purchasers.

Section 5. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a)(i) If the Standby Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement.

(ii) If the Standby Purchaser is a corporation, the Standby Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to perform its obligations under this Agreement.

(iii) If the Standby Purchaser is a trust, the trustee has been duly appointed as trustee of the Standby Purchaser with full power and authority to act on behalf of the Standby Purchaser and to perform the obligations of the Standby Purchaser under this Agreement.

(iv) If the Standby Purchaser is a partnership or limited liability company, the Standby Purchaser is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to perform its obligations under this Agreement.

(b) As of             , Standby Purchaser and its Affiliates owned              shares of Common Stock.

(c) The Standby Purchaser is acquiring his shares of Common Stock for his own account, with the intention of holding such shares for investment and with no present intention of participating, directly or indirectly, in a distribution of the shares; and he will not make any sale, transfer or other disposition of the shares for a period of six (6) months from the Closing Date.

(d) The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon his knowledge and experience in financial and business matters, he is familiar with the investments of the type that he is undertaking to purchase; he is fully aware of the problems and risks involved in making an investment of this type; and he is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, prior to executing this Agreement, he has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

(e) This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against the Standby Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(f) None of the Standby Purchasers are “affiliates” (within the meaning of Rule 405 of the Securities Act) of one another, are not acting in concert and are not members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) and have no current intention to act in the future in a manner that would make them members of such a group.

(g) The Standby Purchaser has no reason to believe that it will not receive any approvals or non-objections contemplated by Section 7(e) of this Agreement.

Section 6. Deliveries at Closing.

(a) At the Closing, the Standby Purchaser’s account with his custodian bank, broker, dealer or other nominee will be credited with the shares of Common Stock to be issued to the Standby Purchaser pursuant to Section 2 hereof, if any.

(b) At the Closing, if applicable pursuant to the terms of this Agreement, the Company shall issue and deliver to the Standby Purchaser 5,000,000 Warrants.

(c) At the Closing, the Standby Purchaser shall deliver to the Company payment in an amount equal to the Offering Price multiplied by the shares of Common Stock purchased by such Standby Purchaser, as set forth in Section 2(b) hereof.

Section 7. Covenants.

(a) Covenants. The Company agrees as follows between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 9 hereof:

(i) To use commercially reasonable efforts to effectuate the Stock Offering;

(ii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when any amendment or supplement to the Prospectus has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Common Stock or the Warrants for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(iii) To operate the Company’s business in the ordinary course of business consistent with past practice;

(iv) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options, and (B) new stock options and other awards granted to employees of the Company after the date hereof covering not more than 420,000 shares of Common Stock under the Company’s incentive plans (“Equity Incentive Plans”);

(v) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock; and

(vi) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock.

(b) Certain Acquisitions. Between the date hereof and the Closing Date, the Standby Purchaser and its respective Affiliates shall not acquire any shares of Common Stock; provided, however, that the foregoing shall not restrict the acquisition of shares of Common Stock by the Standby Purchaser or its Affiliates (i) from the Company pursuant to Section 2 of this Agreement or (ii) from the Standby Purchaser or any of its respective Affiliates.

(c) Information. The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that may be necessary or appropriate and will make any information furnished to the Company for the Prospectus by the Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Public Statements. Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto.

(e) Regulatory Filing. The Standby Purchaser shall use commercially reasonable efforts to prepare and file, as soon as reasonably practicable following the execution of this Agreement, all necessary documentation and to effect all applications or other filings that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated or any rebuttal of control determination shall have been accepted by the applicable federal banking agency, as applicable, as soon as practicable after the date hereof.

(f) National Securities Exchange. The Company will cause the shares of Common Stock issued to the Standby Purchasers upon the exercise of the Warrants to be listed on AMEX or on another national securities exchange.

Section 8. Conditions to Closing.

(a) The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date;

(ii) The Company shall have performed all covenants and agreements herein required to be performed on its part at or prior to the Closing Date;

(iii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist that could reasonably likely result in a Material Adverse Effect;

(iv) As of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or American Stock Exchange or trading in securities generally on the American Stock Exchange shall not have been suspended or limited or minimum prices shall not have been established on either exchange (a “Market Adverse Effect”);

(v) The Company shall have delivered to the Standby Purchaser a certificate and such other documents, dated the Closing Date, and signed, without personal liability, by its President and Chief Executive Officer and its Chief Financial Officer, to the effect that the conditions set forth in subsections (i) through (v) of this Section 8 have been satisfied, to the best knowledge of the officer executing the same;

(vi) The Company shall have amended the Employee Severance Agreements entered into with Dennis Ward, Gregory Smith, Jennifer B. Brodnax, Mark McRae and Edward J. Walker, and the Bank shall have amended the Salary Continuation Agreements entered into with Gregory E. Smith and Jennifer Brodnax, to provide that the Stock Offering will not constitute a “Change in Control” for purposes of such agreements, or the executives shall have executed irrevocable written waivers that the Stock Offering does not constitute a “Change in Control” for purposes of the agreements, each to the reasonable satisfaction of the Standby Purchaser; and

(vii) Subject to the receipt of any required approval or non-objection from the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the failure of which to receive shall make this Section 8(a)(vi) null and void and of no effect on this Agreement), the Company shall have entered into an employment agreement with its President and Chief Executive Officer, Dennis T. Ward, with terms and conditions reasonably acceptable to Mr. Ward, the Company and the Standby Purchaser, which shall be effective at the Closing Date or such later date in connection with the receipt of any required approval or non-objection from the Office of Thrift Supervision, which employment agreement shall contain a “non-compete” provision that provides that in the event that Mr. Ward’s employment with the Company is terminated he agrees not to compete with or solicit the business of the Company and the Bank in the Company’s market area for a period of one year from such termination, in consideration for a cash payment equal to one year of Mr. Ward’s base salary.

(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the condition that the representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

(c) The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Stock Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Stock Offering or the material transactions contemplated by this Agreement;

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iii) The shares of Common Stock shall have been authorized for listing on the American Stock Exchange;

(iv) Any applicable waiting period under applicable law shall have expired or been terminated thereunder or any rebuttal of control determination shall have been accepted by the applicable federal banking agency, as applicable, with respect to such purchase, under the terms and conditions set forth herein, including without limitations Section 2(g), except with respect to the failure to obtain approval or non-objection from the applicable federal banking agency with respect to the provision of Section 2(g) providing for an individual with the right to act as an observer at meetings of each of the Board of the Company and the board of directors of the Bank.

Section 9. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date, by the Standby Purchaser by written notice to the Company if there is (i) a Market Adverse Effect or (ii) a Material Adverse Effect that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of a Material Adverse Effect which has not been cured within the Cure Period, shall expire seven (7) days after the expiration of such Cure Period, and provided further that the right to terminate this Agreement after the occurrence of a Market Adverse Effect expires seven (7) days after such Market Adverse Effect.

(b) This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other party hereto:

(i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered written notice to the breaching party of such breach; or

(ii) At any time after September 30, 2008, unless the Closing has occurred prior to such date.

(c) This Agreement may be terminated by the Company in the event that:

(i) The Company determines, in the exercise of the fiduciary duties of its Board of Directors, that it is not in the best interests of the Company and its shareholders to go forward with the Stock Offering; or

(ii) Consummation of the Stock Offering is prohibited by law, rule or regulation.

(d) Except as set forth in Section 17(g), the Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to Section 9(a), 9(b)(ii) or 9(c) shall be without liability of the Company or the Standby Purchaser.

Section 10. Survival. The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 11. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Federal Trust Corporation

312 West First Street

Sanford, Florida 32771

Attention: Dennis T. Ward

President and Chief Executive Officer

Telephone: (407) 323-1833

Facsimile: (407) 302-4595

With a copy to:

Luse Gorman Pomerenk & Schick, PC

5335 Wisconsin Ave., NW

Suite 400

Washington, DC 20015

Attention:     Eric Luse, Esq.

                      Ned Quint, Esq.

Telephone: (202) 274-2000

Facsimile: (202) 362-2902

If to the Standby Purchaser:

Attention:

Telephone:

Facsimile:

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 11.

Section 12. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Common Stock or Warrants are transferred in accordance herewith.

Section 13. Entire Agreement. Except as specifically set forth herein, the Company and the Standby Purchaser mutually agree to be bound by the terms of the non-disclosure agreement dated February 28, 2008 (the “Non-Disclosure Agreement”) previously executed by the Company and the Standby Purchaser, which such Non-Disclosure Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Non-Disclosure Agreement. The Company and the Standby Purchaser agree that such Non-Disclosure Agreement shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement. The Non-Disclosure Agreement and this Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Non-Disclosure Agreement, with respect to the standby purchase commitments with respect to the Common Stock and Warrants. Other than with respect to matters set forth or referred to in the Non-Disclosure Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. The Standby Purchase Agreement dated as of             , 2008 by and between the Company and the Standby Purchaser is null and void and shall have no further force and effect.

Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 15. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.

Section 16. Extension or Modification of Stock Offering. The Company may (a) waive irregularities in the manner of the sale of shares of Common Stock in the Stock Offering, and (b) waive conditions relating to the method (but not the timing) of the sale of shares of Common Stock in the Stock Offering to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.

Section 17. Miscellaneous.

(a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(e) The Company will reimburse the Standby Purchaser for its accountable expenses associated with the Standby Purchaser’s investment, in an amount not to exceed $150,000.

(f) Subject to the receipt of any required approval or non-objection of the Office of Thrift Supervision or other applicable federal banking agency, if requested by the Standby Purchaser, the Company will retain an independent third-party consultant to monitor the Company’s and the Bank’s compliance with the cease and desist order entered into with the OTS. Such consultant shall be selected by management of the Company and approved by the Board of Directors.

(g) Should the Company terminate this Agreement in accordance with Section (9)(c)(i), the Company will pay the Standby Purchaser liquidated damages in the amount of one and one-half million dollars ($1,500,000.00). Such payment shall be made within three (3) business days of such termination.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

Federal Trust Corporation

By:
Name:	Dennis T. Ward
Title:	President and Chief Executive Officer

STANDBY PURCHASER

_________________________

By:
Name:
Title: